Exhibit 10.01

RENEWAL PROMISSORY NOTE
(renewing and consolidating four (4) prior notes)

$5,579,847.00	Tyler, Texas May 21, 2007

RECITALS

WHEREAS, on the dates described below, each of the four corporate entities described below (collectively, the “Original Note Makers”) executed a separate promissory note payable to Teton, Ltd., a Texas limited partnership (which promissory notes are referred to herein as the “Original Notes”):

Date of Note:	Maker:	Original Stated Principal	Current Balance
May 31, 2005	First Southern Crown, Ltd.	$6,000,000.00	$5,310,576.00
Dec. 31, 2006	TR Rodessa, L.L.C.	$164,000.00	$170,335.00
Dec. 31, 2006	59 Disposal, L.P.	$18,750.00	$19,474.00
Dec. 31, 2006	Pegasi Energy Resources Corporation	$65,249.00; plus an additional loan of $11,692.00	$79,462.00

WHEREAS, each of the four Original Note Makers has changed its name and/or entity type since the date of its Original Note; and consequently, the current name and entity type of the four Original Note Makers is presently as follows:

Original Entity:	Current Name/Entity:	Cause of Change:
First Southern Crown, Ltd., a Texas limited partnership	Pegasi Energy Resources Corporation, a Texas corporation	conversion on March 30, 2007
TR Rodessa, L.L.C., a Texas limited liability company	TR Rodessa, Inc., a Texas corporation	conversion on March 30, 2007
59 Disposal, L.P., a Texas limited partnership	59 Disposal, Inc., a Texas corporation	conversion on April 10, 2007
Pegasi Energy Resources Corporation, a Texas corporation	Pegasi Operating Inc., a Texas corporation	name change on February 27, 2007

WHEREAS, after the corporate changes referenced above, the following three Original Note Makers each became wholly-owned subsidiaries of Pegasi Energy Resources Corporation f/n/a First Southern Crown, Ltd., who itself was an Original Note Maker: (i) TR Rodessa, Inc., f/n/a TR Rodessa, L.L.C.; (ii) 59 Disposal, Inc. f/n/a 59 Disposal, L.P.; and (iii) Pegasi Operating Inc. f/n/a Pegasi Energy Resources Corporation;

WHEREAS, the Original Note Makers, on one hand, and Teton, Ltd., on the other hand, desire to renew and extend the Original Notes and to replace them all with this single Renewal Promissory Note; and

WHEREAS, in return for Teton, Ltd.’s agreement to extend the maturity dates of the Original Notes as set forth herein, and in recognition that the Original Note Makers share common ownership between themselves (in that three of the Original Note Makers are now wholly-owned subsidiaries of the fourth Original Note Maker), the Original Note Makers have each agreed to become jointly and severally responsible for the repayment of this Renewal Promissory Note.

NOW, THEREFORE, the undersigned Original Note Makers hereby agree as follows:

AGREEMENT

FOR VALUE RECEIVED, the undersigned (i) Pegasi Energy Resources Corporation, a Texas corporation, (ii) Pegasi Operating Inc., a Texas corporation; (iii) TR Rodessa, Inc., a Texas corporation; and (iv) 59 Disposal, Inc., a Texas corporation (each, a "Maker;” or collectively, “Makers”), promise to pay to the order of Teton, Ltd., a Texas limited partnership ("Payee"), at P.O. Box 2033, Tyler, TX 75710-2033, or such other address as Payee may from time to designate, the sum of FIVE MILLION, FIVE HUNDRED SEVENTY-NINE THOUSAND, EIGHT HUNDRED FORTY-SEVEN and No/100 DOLLARS ($5,579,847.00), in legal and lawful money of the United States of America, plus simple interest thereon at the rate of eight percent (8%) per annum from the date hereof until maturity, if timely paid. Matured unpaid principal shall bear interest at a rate equal to the  lesser of (i) fifteen percent (15%) per annum or (ii) the highest rate allowable by law (the “Default Rate”).  Makers acknowledge that the stated principal amount of this Note represents the combined current outstanding balances of the Original Notes and that the Original Notes are being replaced by this Renewal Promissory Note.

Annual payments of all accrued interest owed to the date of payment shall be payable without demand on (i) May 21, 2008, and (ii) May 21, 2009.  In the event that either of such annual interest payments are not timely paid, the entire outstanding balance of this Note shall bear interest at the Default Rate beginning on the missed payment date and ending on the date Makers pay the above-referenced missed interest payment together with all default interest arising after such missed payment.  This Note is due and payable on May 21, 2010.

All payments hereon shall be applied first to interest, if any, and thereafter to the balance of principal.

It is expressly provided that upon default in the punctual payment of this Note or any part thereof, principal or interest, as the same shall become due and payable, then at the option of the holder, the entire indebtedness shall be matured; and in the event default is made in the prompt payment of this Note when due or declared due, and the same is placed in the hands of an attorney for collection, or suit is brought on same, or the same is collected through Probate, Bankruptcy or other judicial proceedings, then Makers agree and promise to pay reasonable attorney's fees.  Each maker, surety and endorser of this Note expressly waives all notices of any kind or character, demands for payment, presentations for payment, notices of intention to accelerate the maturity, protest and notice of protest, as to this Note and as to each, every and all installments hereof.

Additionally, upon the insolvency of any Maker, the appointment of a receiver for all or any part of any Maker's property, an assignment for the benefit of creditors of any Maker, a calling of a meeting of creditors of any Maker, the commencement of any proceeding under any bankruptcy, insolvency or debtor relief laws by or against any Maker or any guarantor or surety for Maker, the holder hereof may, at its option, declare the entirety of this Note, principal and interest, immediately due and payable, and pursue any and all other remedies available to it at law or in equity, but failure to do so at any time shall not constitute a waiver of such holder's right to do so at any other time.  Failure to exercise this option upon any default shall not constitute a waiver of the right to exercise it in the event of any subsequent defaults.

It is expressly provided and stipulated that notwithstanding any provision of this Note, in no event shall the aggregate of all interest paid by Makers to the Payee hereunder ever exceed the maximum rate of interest which may lawfully be charged Makers under the applicable usury laws, now or hereafter in effect, on the principal balance of this Note from time to time advanced and remaining unpaid.  In this connection, it is expressly stipulated and agreed that it is the intent of the Payee and Makers in the execution and delivery of this Note to contract in strict compliance with the applicable usury laws.  In furtherance thereof, none of the terms of this Note shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest at a rate in excess of the maximum interest rate permitted to be charged under such laws.  Neither Makers nor any guarantors, endorsers, sureties, or other parties now or hereafter becoming liable for payment of this Note shall ever be liable for interest in excess of the maximum interest that may lawfully be charged under such laws, and the provisions of this paragraph shall govern over all other provisions of this Note.

Makers may prepay this Note at anytime without penalty.

This Note shall be governed by and construed in accordance with the laws of the State of Texas.

If this Note is signed by two or more parties (whether by all as makers or by one or more as an accommodation party or otherwise), the obligations and undertakings under this Note shall be that of all and any two or more jointly and also of each severally. This Note shall bind the undersigned, and the undersigned's respective heirs, personal representatives, successors and assigns.

The undersigned acknowledge(s) and agree(s) that there are no contrary agreements, oral or written, establishing a term of this Note and agree(s) that the terms and conditions of this Note may not be amended, waived or modified except in a written document expressly stating that the writing constitutes an amendment, waiver or modification of the terms of this Note. As used in this Note, the word "undersigned" means, individually and collectively, each maker, accommodation party, indorser and other party signing this Note in a similar capacity. If any provision of this Note is unenforceable in whole or part for any reason, the remaining provisions shall continue to be effective.

THE UNDERSIGNED AND PAYEE, BY ACCEPTANCE OF THIS NOTE, ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS NOTE OR THE INDEBTEDNESS.

This Note is unsecured.  However, pursuant to the terms of a certain Memorandum of Understanding of even date between Payee and Pegasi Energy Resources Corporation, Pegasi Energy Resources Corporation has granted Payee an option, exercisable by Payee in its sole discretion at any time after May 21, 2008 (unless the Note has been paid in full by such date), to acquire ownership of certain common stock in Pegasi Energy Resources Corporation or its successor in lieu of receiving payment of all or a portion of the payments due under this Note.

(signatures on next page)

THIS WRITTEN LOAN AGREEMENT (AS DEFINED BY SECTION 26.02 OF THE TEXAS BUSINESS AND COMMERCE CODE) REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Pegasi Energy Resources Corporation, a Texas corporation

By:	_____________________________
Michael H. Neufeld, President

Pegasi Operating Inc., a Texas corporation

By:	_____________________________
Michael H. Neufeld, President

TR Rodessa, Inc., a Texas corporation

By:	________________________________
Michael H. Neufeld, President

59 Disposal, Inc., a Texas corporation

By:	________________________________
Michael H. Neufeld, President